CLINICAL PROGRAM UPDATE AURORA 2 / voclosporin Updated January 2022

AURORA 2 demonstrated a favorable risk/benefit profile over a three-year period, with safety comparable to AURORA 1, and sustained efficacy AURORA 2 Readout Results

AURORA 2 Study Design AURORA 1 (n=357) One-Year Study AURORA 2 (n=216) Two-Year Study • AURORA 2 is a Phase 3, global, double-blind, two-year continuation study of AURORA 1 evaluating voclosporin compared to placebo, in combination with MMF and low-dose steroids, in subjects with lupus nephritis • This final analysis of AURORA 2 subjects includes integrated data from AURORA 1 and AURORA 2 with up to 36 months of total exposure Placebo Placebo Subjects

Placebo n=% (n=100) Voclosporin n=% (n=116) Age, years Mean (SD) 11.64 (35.4) 10.31 (32.3) Sex, n (%) Female 88.0 (88) 90.5 (105) Male 12.0 (12) 9.5 (11) Race, n (%) White 40.0 (40) 37.9 (44) Asian 30.0 (30) 25.9 (30) Black 7.0 (7) 15.5 (18) Other 23.0 (23) 20.7 (24) Biopsy class, n (%) Pure Class III or IV 58.0 (58) 67.2 (78) Pure Class V 14.0 (14) 14.7 (17) Mixed Class V 28.0 (28) 18.1 (21) Region, n (%) North and Latin America 36.0 (36) 42.2 (49) Europe and South Africa 37.0 (37) 32.8 (38) Asia 27.0 (27) 25.0 (29) AURORA 2 Demographics AURORA 2 subject characteristics at pre-treatment baseline of AURORA 1.

Placebo n=100 Voclosporin n=116 Corrected* eGFR, mL/min/1.73 m2, mean (SD) AURORA 1 Baseline 78.7 (16.58) 79.0 (15.05) AURORA 2 Baseline (Month 12) 83.3 (12.61) 80.7 (13.53) UPCR, mg/mg, mean (SD) AURORA 1 Baseline 3.868 (2.4764) 3.941 (2.5766) AURORA 2 Baseline (Month 12) 1.47 (1.640) 0.86 (1.363) AURORA 2 Baseline (Month 12) oral steroid dose Mean (SD), mg/day 3.395 (4.1104) 2.942 (3.3456) ≤2.5 mg/day, n (%) 85 (85.0) 102 (87.9) AURORA 2 Clinical Characteristics AURORA 2 subject characteristics at pre-treatment baseline of AURORA 1 and baseline of AURORA 2. *Renal function assessed with corrected eGFR (Chronic Kidney Disease Epidemiology Collaboration equation) using a prespecified ceiling of 90 mL/min/1.73 m2.

Corrected eGFR (mL/min/1.73m², mean) Over Time Baseline Month 3 Month 6 Month 9 Month 12 Month 15 Month 18 Month 21 Month 24 Month 27 Month 30 Month 33 Month 36 60 70 80 90 100 eG FR (m L/ m in /1 .7 3m ²) eGFR (Mean) Over Time AURORA 01 AURORA 02 4-week follow up 100 100 100 100 100 98 96 90 81 84 85 84 87 85 116 116 116 116 116 114 114 109 103 102 99 100 100 96 * Number of patients in study arm * *

Mean UPCR by visit Baseline Month 3 Month 6 Month 9 Month 12 Month 15 Month 18 Month 21 Month 24 Month 27 Month 30 Month 33 Month 36 FUP 0 0.5 1 1.5 2 2.5 3 3.5 4 4.5 5 U PC R (m g/ m g) Mean UPCR (LSMean) (mg/mg) by Visit 100 100 100 100 100 96 96 90 81 86 87 84 87 85 116 111 116 116 116 113 113 109 105 102 100 99 99 95 * Number of patients in study arm * * 4-week follow up

Summary of AURORA 2 Adverse Events Placebo (N = 100) Voclosporin (N = 116) % (n) % (n) Any AE 80.0 (80) 86.2 (100) Treatment-Related AE 21.0 (21) 24.1 (28) Serious AE 23.0 (23) 18.1 (21) Treatment-Related Serious AE 2.0 (2) 0.9 (1) AE Leading to voclosporin/Placebo Discontinuation 17.0 (17) 9.5 (11) Deaths 4.0 (4) 0 Disease-Related AE 34.0 (34) 43.1 (50) Disease-Related Serious AE 11.0 (11) 6.0 (7)

AURORA 2 demonstrated a favorable risk/benefit profile over a three-year period, with safety comparable to AURORA 1, and sustained efficacy AURORA 2 Readout Results

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